        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER CAPITAL GROWTH FUND
        10f-3 transactions for the period April 1, 2000 - September 30, 2000

                                                                         TOTAL
                                                                         ISSUED/
                       DATE      PRICE   SHARES     % of       PRINCIPAL      PURCHASED
SECURITY              PURCHASED  SHARE   PURCHASED  Assets     AMOUNT         BY GROUP   BROKER(S)

Metlife Inc.          04/04/00  $  14.25   63,700    0.147% $ 2,878,500,000.00  0.032%    Credit Suisse First Boston




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